Exhibit 99.1

PDS Biotech Reports Second Quarter 2025 Financial Results and Provides Clinical Programs Update

Multiple Abstracts Presented at the 2025 American Society of Clinical Oncology Annual Meeting

Conference call and webcast today at 8:00 a.m. Eastern Time

PRINCETON, N.J., August 13, 2025 -- PDS Biotechnology Corporation (Nasdaq: PDSB) (“PDS Biotech” or the “Company”), a late-stage immunotherapy company focused on transforming how the immune system targets and kills cancers, today provided a business update and reported financial results for the second quarter ended June 30, 2025.

“Our second quarter of 2025 and recent weeks have been a productive period for PDS Biotech, highlighted by the continued progress in our VERSATILE-003 Phase 3 clinical trial evaluating PDS0101 (Versamune® HPV) in HPV16-positive recurrent/metastatic (“R/M”) head and neck squamous cell carcinoma (“HNSCC”). Highlights also included the announcement and presentation of data from our VERSATILE-002 trial which we believe demonstrates the potential durable clinical benefit of PDS0101,” said Frank Bedu-Addo, Ph.D., President and Chief Executive Officer of PDS Biotech. “We look forward to publishing the full data set for this trial later this year, as we continue to progress our VERSATILE-003 trial, the only registrational stage trial specifically targeting HPV16-positive HNSCC patients.”

Clinical and Corporate Update

•	Announced Colorectal Cancer Cohort of Phase 2 Clinical Trial with PDS01ADC. Met Criteria for Expansion to Stage 2 Following Positive Stage 1 Results
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Metastatic colorectal cancer cohort in study led by the National Cancer Institute demonstrated promising response rate (≥6 of 9 confirmed objective responses by RECIST v1.1), triggering enrollment expansion under Simon Two-Stage design

•
Three abstracts on PDS0101 (Versamune® HPV) were presented at the 2025 American Society of Clinical Oncology (ASCO) annual meeting, highlighting updated positive data from the VERSATILE-002 trial, and additional trials evaluating PDS0101 to treat head and neck cancers

•
On May 8, 2025, the Company announced preclinical immune response data with a novel Infectimune® based universal flu vaccine were featured in two presentations on universal influenza vaccines, including an oral symposium at the American Association of Immunologists’ IMMUNOLOGY2025™ Annual Meeting.

Second Quarter 2025 Financial Results

Reported net loss was $9.4 million, or $0.21 per basic and diluted share, for the three months ended June 30, 2025, compared to $8.3 million, or $0.23 per basic share and diluted share, for the three months ended June 30, 2024. The increase in net loss was primarily due to higher net interest expenses, partially offset by lower personnel costs.

Research and development expenses were $4.2 million for the three months ended June 30, 2025, compared to $4.5 million for the three months ended June 30, 2024. The decrease was primarily due to lower personnel costs, partially offset by higher manufacturing costs.

General and administrative expenses were $3.4 million, for the three months ended June 30, 2025, compared to $4.2 million for the three months ended June 30, 2024. The decrease was primarily due to lower personnel costs and lower professional fees.

Total operating expenses were $7.6 million for the three months ended June 30, 2025, compared to $8.7 million for the three months ended June 30, 2024.

Net interest expenses were $1.8 million for the three months ended June 30, 2025, compared to $0.5 million for the three months ended June 30, 2024. The increase was primarily due to debt repayment costs.

The Company’s cash balance as of June 30, 2025 was $31.9 million, compared to $41.7 million as of December 31, 2024.

Conference Call Details

Date: August 13, 2025
Time: 8:00 a.m. Eastern Time
Dial-in: 1-877-704-4453 (Domestic) or 1-201-389-0920 (International)
Webcast Registration: Click Here
Call MeTM Registration: Click Here (Available 15 minutes prior to call)

About PDS Biotechnology
PDS Biotechnology is a late-stage immunotherapy company focused on transforming how the immune system targets and kills cancers. The Company has initiated a pivotal clinical trial to advance its lead program in advanced HPV16-positive head and neck squamous cell cancers. PDS Biotech’s lead investigational targeted immunotherapy PDS0101 (Versamune® HPV) is being developed in combination with a standard-of-care immune checkpoint inhibitor, and in a triple combination including PDS01ADC, an IL-12 fused antibody drug conjugate (ADC), and a standard-of-care immune checkpoint inhibitor.

For more information, please visit www.pdsbiotech.com

Forward Looking Statements
This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to conduct clinical trials for PDS0101 (Versamune® HPV), PDS01ADC, PDS0103 (Versamune® MUC1) and other Versamune® based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101 (Versamune® HPV), PDS01ADC, PDS0103 (Versamune® MUC1) and other Versamune® based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s or its partners’ ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding response rates, the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to the Company’s currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; the Company’s ability to continue as a going concern; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the other risks, uncertainties, and other factors described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the U.S. Securities and Exchange Commission. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Versamune® and Infectimune® are registered trademarks of PDS Biotechnology Corporation.

Investor Contact:
Mike Moyer
LifeSci Advisors
Phone +1 (617) 308-4306
Email: mmoyer@lifesciadvisors.com

Media Contact:
David Schull
Russo Partners
Phone +1 (858) 717-2310
Email: david.schull@russopartnersllc.com

---financial tables to follow---

PDS BIOTECHNOLOGY CORPORATION AND SUBSIDIARY
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating expenses:
Research and development expenses	$4,212,918	$4,527,698	$10,043,918	$11,231,862
General and administrative expenses	3,410,433	4,156,606	6,685,191	7,550,069
Total operating expenses	$7,623,351	$8,684,304	$16,729,109	$18,781,931

Loss from operations	$(7,623,351)	$(8,684,304)	$(16,729,109)	$(18,781,931)

Interest income (expense)
Interest income	$333,624	$675,209	$711,473	$1,344,104
Interest expense	(2,144,481)	(1,187,971)	(3,075,359)	(2,362,716)
Interest income (expense), net	$(1,810,857)	$(512,762)	$(2,363,886)	$(1,018,612)

Loss before income taxes	$(9,434,208)	$(9,197,066)	$(19,092,995)	$(19,800,543)
Benefit from income taxes	-	869,169	1,169,820	869,169
Net loss and comprehensive loss	$(9,434,208)	$(8,327,897)	$(17,923,175)	$(18,931,374)

Per share information:
Net loss per share, basic and diluted	$(0.21)	$(0.23)	$(0.41)	$(0.53)
Weighted average common shares outstanding basic and diluted	45,902,502	36,693,561	43,226,618	35,754,715

PDS BIOTECHNOLOGY CORPORATION AND SUBSIDIARY
Selected Balance Sheet Data
(Unaudited)

	June 30,	December 31,
	2025	2024
Cash and cash equivalents	$31,873,495	$41,689,591
Working capital	$22,116,593	$27,967,242
Total assets	$40,476,065	$45,358,657
Long term debt	$12,943,656	$9,204,755
Accumulated deficit	$(200,034,174)	$(182,110,999)
Total stockholders’ equity	$15,959,784	$19,004,848